As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TDCX Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7373	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750D Chai Chee Road,

#06-01/06 ESR BizPark @ Chai Chee

Singapore 469004

(65) 6309 1688

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rajeev P. Duggal, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 6 Battery Road Suite 23-02 Singapore 049909 (65) 6434-2900	Sharon Lau, Esq. Latham & Watkins LLP 9 Raffles Place #42-02 Republic Plaza Singapore 048619 (65) 6536-1161

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-259361

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Class A ordinary shares, par value US$0.0001 per share	675,000	US$18.00	US$12,150,000	US$1,325.57

(1)

American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-259802). Each American depositary share represents one Class A ordinary share.

(2)

Includes (a) Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (b) additional Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any.

(3)	Based on the public offering price.
(4)

The Registrant has previously paid US$43,640 for the registration of US$400,000,000 of proposed maximum aggregate offering price in the filing of the registration statement on Form F-1 on September 7, 2021 (File No. 333-259361).

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-259361) initially filed by TDCX Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 27, 2021, which was declared effective by the Commission on September 30, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

TDCX Inc.

Exhibit Index

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered

8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

23.1	Consent of Deloitte & Touche LLP, Registered Public Accounting Firm

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of TDCX Inc. (File No. 333-259361) initially filed with the Securities and Exchange Commission on September 7, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 30, 2021.

TDCX Inc.

By:	/s/ Laurent Junique
	Name:	Laurent Junique
	Title:	Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2021.

Signature	Title

/s/ Laurent Junique	Executive Chairman and Chief Executive Officer
Laurent Junique	(Principal Executive Officer)

*	EVP Corporate Development and Director
Edward Goh

*	Chief Financial Officer
Tze Neng Chin	(Principal Financial and Accounting Officer)

*By:	/s/ Laurent Junique
Name: Laurent Junique
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of TDCX Inc. has signed this registration statement or amendment thereto in New York on September 30, 2021.

Authorized U.S. Representative Cogency Global Inc.

By:	/S/ COLLEEN A. DE VRIES
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.